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                                   Exhibit 21
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                         Subsidiaries of the Registrant
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                                   Exhibit 21
                                   ----------

                           SUBSIDIARIES OF REGISTRANT


*EG Systems, Inc., dba Scotts Lawn Service, an Indiana corporation
Hyponex Corporation, a Delaware corporation
        EarthGro, Inc., a Connecticut corporation
OMS Investments, Inc., a Delaware corporation
        Old Fort Financial Corp., a Delaware corporation
        Republic Tool & Manufacturing Corp., a Delaware corporation
*Sanford Scientific, Inc., a New York corporation
Scotts Miracle-Gro Products, Inc., a New York corporation
        Miracle-Gro Lawn Products, Inc., a New York corporation
        Miracle-Gro Products Ltd., a New York corporation
Scotts Products Co., an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
        Scotts-Sierra Crop Protection Company, a California corporation Scotts-Sierra Investments, Inc., a Delaware corporation
               ASEF Holding BV (Netherlands)
                       ASEF BV (Netherlands
               Scotts Asef BVBA (Belgium)
               Scotts Australia Pty Ltd. (Australia)
               Scotts Canada Ltd. (Canada)
               Scotts de Mexico SA de CV (Mexico)
               Scotts France Holdings SARL (France)
                       Scotts France SARL (France)
                     **Scotts France SAS (France)
               Scotts Holding GmbH (Germany)
                       Scotts Celaflor HG (Austria)
                       Scotts Celaflor GmbH & Co. KG (Germany)
               Scotts Holdings Limited (United Kingdom)
                       Levington Group Ltd. (United Kingdom)
                               Levington Trustees LTD (United Kingdom)
                               Murphy Home and Garden Ltd. (United Kingdom)
                               The Scotts Company (UK) LTD (United Kingdom)
                                       The Scotts Company (Manufacturing) Ltd.
                                          (United Kingdom)
                       O M Scott International Investments LTD (United Kingdom)
                               Levington Horticulture LTD (United Kingdom)
                               Miracle Holdings LTD (United Kingdom)
                                       Miracle Garden Care Limited (United
                                          Kingdom)
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                               O. M. Scott & Sons LTD (United Kingdom)
                               Phostrogen Limited (United Kingdom)
                               Scotts Europe B.V. (Netherlands)
                                       Scotts Belgium BVBA (Belgium)
                                       Scotts Deutschland GmbH (Germany)
                                       Scotts OM Espana S.A. (Spain)
                               Scotts Italia SRL (Italy)
                       Scotts Horticulture Ltd. (Ireland)
               The Scotts Co. Kenya Limited (Kenya)
               Scotts Poland Sp.z.o.o. (Poland)
               Scotts Switzerland SARL  (Switzerland)
Swiss Farms Products, Inc., a Delaware corporation


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    *Not wholly-owned
    **Scotts France SARL owns remaining .1% of Scotts France SAS